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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 31, 2000
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                             STUDENT ADVANTAGE, INC.
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               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     0-26173                   04-3263743
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(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                       280 SUMMER STREET, BOSTON, MA       02210
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 912-2000
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 31, 2000, Student Advantage, Inc. (the "Company") acquired substantially all of the assets of CollegeClub.com, Inc. ("CollegeClub" ) and two of its wholly-owned subsidiaries, CollegeStudent.com, Inc. ("CollegeStudent"), and Campus 24, Inc. ("Campus 24"), pursuant to the terms of an Asset Purchase Agreement, dated as of August 21, 2000, by and among the Company, CollegeClub, CollegeStudent and Campus 24, as amended by Amendment No. 1 to the Asset Purchase Agreement dated October 19, 2000 (the "Agreement"). The aggregate consideration paid by the Company for the acquired assets was approximately $6.68 million in cash and 1,324,761 shares of the Company's Common Stock. The Company also assumed certain liabilities of CollegeClub. In addition, pursuant to the terms of the Agreement, if certain web site revenue performance goals are met during 2001, the Company will pay up to an additional $5.0 million in cash to CollegeClub.

         CollegeClub and certain of its affiliates filed for protection under Chapter 11 of the Federal Bankruptcy Code on August 21, 2000. On October 20, 2000, the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court") entered an order approving the sale of substantially all of the assets of CollegeClub, CollegeStudent and Campus 24 to the Company in accordance with the terms of the Agreement.

         On July 28, 2000, the Company also acquired certain assets of eStudentLoan, LLC ("eStudentLoan"), a wholly-owned subsidiary of CollegeClub, for approximately $910,000 in cash. The acquired assets included those related to eStudentLoan's student loan search engine business. The Bankruptcy Court also confirmed this sale in its October 20, 2000 order.

         Prior to the acquisition of substantially all of its assets by the Company, CollegeClub was an integrated communications and media internet company that operated the CollegeClub.com web site. The Company purchased substantially all of the assets of CollegeClub, CollegeStudent and Campus 24, including without limitation, assets related to the CollegeClub.com and other web sites, intellectual property, domain names, uniform resource locators, equipment, leases and other agreements and property, and marketing and business development contracts. The Company did not purchase the assets of CollegeClub related to its Versity.com and Izio businesses. The Company currently intends to use the acquired assets constituting plant, equipment or other physical property primarily in connection with the operation of its network of web sites, including the CollegeClub.com web site.

         The terms of the Agreement were determined on the basis of arms-length negotiations and were subjected to a bidding process administered by the Bankruptcy Court. The Company paid the cash portion of the purchase price for the acquired assets from the proceeds of the sale of its securities to At Home Corporation and the John Hancock Small Cap Value Fund in a private placement. Prior to the execution of the Agreement, neither the Company nor any of its affiliates, any director or officer of the Company, nor any associate of any such director or officer had any material relationship with CollegeClub, CollegeStudent or Campus 24, other than in connection with the sale to the Company of certain assets of eStudentLoan.


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ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of the Business Acquired.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after the date this Current Report is filed.

         (b)      Pro Forma Financial Information.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this item 7(a). In accordance with item 7(a)(4) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than 60 days after the date this Current Report is filed.

         (c)      Exhibits.

         2.1 Asset Purchase Agreement, dated as of August 21, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc.

         2.2 Amendment No. 1 to the Asset Purchase Agreement, dated as of October 19, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and
                  Campus 24, Inc.

         2.3 Asset Purchase Agreement, dated as of July 28, 2000, by and among Student Advantage, Inc., ESL Acquisition Co., eStudentLoan, LLC, collegestudent.com, Inc. and
                  CollegeClub.com, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            STUDENT ADVANTAGE, INC.


Date:    November 15, 2000                  By: /s/ Kenneth S. Goldman
                                                --------------------------------
                                                Kenneth S. Goldman
                                                Executive Vice President and
                                                Chief Financial Officer







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                                  EXHIBIT INDEX


2.1 Asset Purchase Agreement, dated as of August 21, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc.

2.2 Amendment No. 1 to the Asset Purchase Agreement, dated as of October 19, 2000, by and among Student Advantage, Inc., CollegeClub.com, Inc., CollegeStudent.com, Inc. and Campus 24, Inc.

2.3 Asset Purchase Agreement, dated as of July 28, 2000, by and among Student Advantage, Inc., ESL Acquisition Co., eStudentLoan, LLC, CollegeStudent.com, Inc. and CollegeClub.com, Inc.